UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2023

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 12, 2023, Charles & Colvard, Ltd. (the “Company”) received a notification letter from Nasdaq’s Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the minimum bid price of its common stock on the Nasdaq Capital Market had closed below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until December 11, 2023, to regain compliance with the Minimum Bid Price Requirement.

On December 12, 2023 the Company received a notification letter from Nasdaq’s Listing Qualifications Department indicating that, while the Company has not regained compliance with the Minimum Bid Price Requirement, it is eligible for an additional 180-day grace period, or until June 10, 2024, to regain compliance with the Minimum Bid Price Requirement (the “December Notice”). To regain compliance, any time before June 10, 2024, the bid price of the Company’s common stock must close at a $1.00 per share or more for a minimum of 10 consecutive business days.

Nasdaq’s determination to grant an additional 180-day grace period is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and on the Company’s written notice to Nasdaq on December 11, 2023 of its intention to cure the deficiency during the additional 180 calendar day compliance period, which compliance could be achieved by effecting a reverse stock split, if necessary. If the Company does not regain compliance by June 10, 2024, the Company expects that Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel.

The December Notice has no effect on the listing or trading of the Company’s common stock at this time. The Company intends to actively monitor the bid price of its common stock and will consider available options to regain compliance with the listing requirements. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: our ability to cure any deficiencies in compliance with the Minimum Bid Price Requirement or maintain compliance with other Nasdaq listing rules; our eligibility for additional compliance periods, if necessary, in which to seek to regain compliance with the Minimum Bid Price Requirement; our ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on December 14, 2023 (the “Annual Meeting”). The shareholders considered three proposals, each of which is described in more detail in the definitive proxy statement for the Company’s 2023 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 27, 2023 (the “Proxy Statement”).

Proposal 1: To elect five nominees described in the Proxy Statement to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Anne M. Butler	10,277,781	1,033,239	6,581,401
Benedetta Casamento	10,347,825	963,195	6,581,401
Neal I. Goldman	9,954,086	1,356,934	6,581,401
Don O’Connell	10,020,044	1,290,976	6,581,401
Ollin B. Sykes	10,137,455	1,173,565	6,581,401

All director nominees were duly elected.

Proposal 2: To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. The votes were cast as follows:

For	Against	Abstain
17,012,273	89,014	791,134

Proposal 2 was approved.

Proposal 3: To vote, on an advisory (nonbinding) basis, to approve executive compensation. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
9,400,200	1,712,682	198,138	6,581,401

Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

December 14, 2023	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer

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